EXHIBIT 99

IMPATH INC.
2002 LONG TERM INCENTIVE PLAN

     SECTION 1. Purpose. The 2002 Long Term Incentive Plan (the “Plan”) is intended to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, IMPATH Inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     “Award” shall mean any Option, Restricted Security or Stock Award granted under the Plan.

     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     “Board” shall mean the Board of Directors of the Company.

     “Cause”, as used in connection with the termination of a Participant’s employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, “cause” as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant’s employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead Management or the Board in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

     “Common Stock” shall mean the common stock of the Company, $.005 par value.

     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     “Committee” shall mean the Compensation Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b) (3) (or any successor rule) promulgated under the Exchange Act and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e) (3) under Section 162(m) of the Code.

     “Common Shares” shall mean the shares of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan, and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

     “Effective Date” shall mean February 18, 2002, the date on which the Plan was adopted by the Committee.

     “Employee” shall mean any employee of the Company or of any Affiliate.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Fair Market Value” shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

     “Good Reason”, as used in connection with the termination of a Participant’s employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, “good reason” as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee that is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     “Participant” shall mean any individual granted an Award under the Plan.

     “Person” shall mean any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     “Released Securities” shall mean securities that were Restricted Securities or Stock Awards but with respect to which all applicable restrictions, if any, have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

     “Restricted Securities” shall mean any Common Shares granted under Section 6(b) of the Plan, any right granted under Section 6(b) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

     “Rule 16a-1” and “Rule 16b-3” shall mean, respectively, Rule 16a-1 and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     “Securities Act” shall mean the Securities Act of 1933, as amended.

     “Stock Award” shall mean any Common Shares granted under Section 6(c) of the Plan.

     SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Participants; (iii) determine the number of Common Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent, and under what circumstances Common Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any one-year period shall not exceed 100,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof, and no Awards under this Plan shall be granted more than ten years after the Effective Date.

     SECTION 4. Common Shares Available for Awards.

     (a) Common Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Calculation of Number of Common Shares Available. The number of Common Shares available for granting Awards under the Plan shall be 2,500,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 2,500,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the Effective Date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Common Shares, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

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(ii) Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

     (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

     In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

     SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

     SECTION 6. Awards.

     (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an “Option”) that shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee as of the date of grant; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such higher price as required under Subsection 6(a)(iv) or (v) hereof.

(ii) Time and Method of Exercise. Subject to the terms of Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement (and in no event later than ten years after the date it is granted):

(A) Upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

(B) Upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

(C) Upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

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(D) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised; and

(E) For purposes of paragraphs (A) through (C) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

(iv) Incentive Stock Options. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

(A) No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

(B) To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

(v) Other Terms and Conditions of Options. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "nonemployee director" as defined in Rule 16b-3, then, the terms and conditions of Options granted under the Plan to any director or officer, as defined in Rule 16a-1, of the Company during such period, unless other terms and conditions are approved in advance by the Board, shall be as follows:

(A) The price at which each Common Share subject to an Option may be purchased shall, subject to any adjustments which may be made pursuant to Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant; and

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(B) The Option may be exercised to purchase Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

(b) Restricted Securities.

(i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii) Registration. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

(c) Stock Awards
(i) Issuance. The Committee is hereby authorized to grant Stock Awards (which may include payment of bonus incentive compensation in stock) consisting of shares of Common Stock issued or transferred to Participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, vesting, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the shares of Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock, subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

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(ii) Registration. Stock Awards granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect a Stock Award granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Stock Award.

(d) General.

(i) Limits on Transfer of Awards.

(A) Except as may be provided by the specific terms of an Award or an amendment of an Award, no Award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities or Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(B) Except as may be provided by the specific terms of an Award or an amendment of an Award, each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

(ii) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16a-1 and Rule 16b-3.

(iv) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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(v) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

     SECTION 7. Amendments. Except to the extent prohibited by applicable law:

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4(b) hereof; or

(ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

     (b) Amendments to Awards. The Committee may amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be; provided, however, that the Committee shall not be authorized to reprice any Award theretofore granted, prospectively or retroactively, without the approval of the stockholders of the Company.

     SECTION 8. General Provisions.

     (a) No Right to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     (c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan was adopted by the Board on February 18, 2002 subject to stockholder approval. The Plan shall be void if the stockholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after February 18, 2002, by a majority of votes cast thereon at a meeting of stockholders duly called and held for such purpose. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.